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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Fidelity National Financial, Inc.:

     We consent to the use of our reports incorporated herein by reference and to the references to our firm under the headings "Selected Consolidated Financial Data -- Fidelity National Financial, Inc. and Subsidiaries" and "Experts" in the registration statement.

KPMG LLP

Los Angeles, California

December 27, 1999